AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

This Amendment (“Amendment”) is made effective as of October 2, 2008, and amends that certain Exclusive License Agreement (hereinafter, the “Agreement”), dated September 22, 2008, by and between Global Entertainment Holdings, Inc., as the “Licensor”, and Global Universal Pictures, Inc., as the “Licensee.”

WHEREAS, Licensor has agreed to consent to Licensee’s assignment of certain rights granted under the Agreement; and

WHEREAS, Licensee desires that Licensor undertake an investment in B & J Pictures, Inc., a New Brunswick Corporation (“B & J”), a entity that is producing the film, Blue Seduction, based on the intellectual property licensed under the Agreement; and

WHEREAS, B & J is majority owned and controlled by Licensee, and Licensee covenants with Licensor that it will cause B & J to become a co-debtor of a certain promissory note executed by Licensee as consideration for the licensing rights granted under the Agreement; and

WHEREAS, the Licensor is agreeable to such transactions, predicated upon the mutual execution of this Amendment;

NOW, THERFORE, in consideration of the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee hereby agree to amend the Agreement as set forth below:

1.           Sub-Section 3.1 of Section 3 of the Agreement, captioned COMPENSATION, shall be amended as follows:

The reference therein to:  “… (i) a sum of CA$150,000, and …”, shall be amended to state:
“… (i) a sum of $150,000, payable in United States Dollars, and shall be payable by promissory note, in the form attached hereto as Schedule B, incorporated as a part of this Agreement, and …”

2.           The Agreement shall be amended by affixing a Schedule B, listing a promissory note to be executed by the Licensee in consideration for the licensing rights granted under the Agreement, which Schedule B shall be incorporated as a part of the Agreement.

3.           This Amendment shall amend the Agreement only as expressly set forth hereinabove and in all other respects, said Agreement shall remain unchanged and in full force and effect.  All capitalized terms used but not defined herein shall have the respective meaning ascribed to them in the Agreement hereby amended.

4.           The Agreement as amended by this Amendment, including any and all schedules thereto or hereto, contains the entire understanding of Licensor and Licensee with respect to the intellectual rights granted Licensee under the Agreement, and supersedes and abrogates all contemporaneous and prior understandings of the parties, whether written or oral, relating thereto.  The Agreement as amended by this Amendment may not be further modified or changed except in a writing executed by the parties.

The signatories below represent that they have been duly authorized by their respective companies to execute this Amendment.

ACCEPTED AND AGREED TO AS OF THE DATE FIRST WRITTEN ABOVE.

“Licensor”	“Licensee”
Global Entertainment Holdings, Inc.	Global Universal Pictures, Inc.

By: Gary Rasmussen	By: Jacqueline Giroux
Its: CEO	Its: President

ACKNOWLEDGED AND AGREED TO:

B & J Pictures, Inc.

By: Jacqueline Giroux
Its: President

Schedule B
Attachment to Exclusive License Agreement
By Amendment Dated October 2, 2008

SECURED PROMISSORY NOTE

$150,000.00 October 2, 2008
Los Angeles, California

1. Promise to Pay.  For good and valuable consideration, the receipt of which is hereby acknowledged, GLOBAL UNIVERSAL PICTURES, INC., a Canadian corporation whose address is 11 Pine Court, Maugerville, New Brunswick, Canada E3A 8M8 (“Maker”), promises to pay to GLOBAL ENTERTAINMENT HOLDINGS, INC., a Nevada corporation (“Payee”), on March 31, 2009 (the “Maturity Date”), unless sooner paid as provided in Section 3 hereof, the principal sum of One Hundred Fifty Thousand ($150,000.00) Dollars (U.S.), plus accrued interest thereon, in one lump sum payment.  The principal sum of this Secured Promissory Note (the “Note”) shall bear interest at a rate equal to ten percent (10%) per annum from the date hereof to the date the principal sum is paid in full; provided however that if this Note is not paid in full on the Maturity Date or the date required pursuant to Section 3 hereof, whichever is earlier, the unpaid balance of the Note shall bear interest therefrom and until paid at the Default Rate (as hereinafter defined).  All payments under this Note shall be made to the order of the Payee at 650 N. Bronson Avenue, Suite B-116, Los Angeles, California 90004, or such other address as Payee may designate in writing to Maker, in United States Dollars, and shall be applied first to accrued, but unpaid interest, if any, and then to principal.

2. Security.  The full and punctual payment and performance of this Note by Maker is secured by a grant by Maker to Payee of a general lien on any and all rights in and to the motion picture property being produced by Maker or its affiliates, tentatively entitled “Blue Seduction”, plus the intellectual property rights licensed to Maker by Payee, pursuant to a certain Exclusive Licensing Agreement of even date herewith (hereinafter, the foregoing described general lien and the licensed intellectual property rights are collectively referred to as the “Collateral”).  Maker, and any co-debtor, hereby grant Payee a first priority security interest in and to the Collateral, subordinate only to any bank loan granted for purposes of financing “Blue Seduction.”  The security interest granted in the Collateral to Payee hereunder extends to the proceeds of any sale or other transfer or disposition of the Collateral, whether by Maker, the Payee or any other entity or person, that occurs prior to the payment in full of this Note.

3. Prepayments.

(a) Mandatory Prepayment.  If, prior to the payment in full of this Note, an Event of Default (as defined below), occurs, the principal amount of the Note then outstanding, together with accrued but unpaid interest thereon and any other amounts that may have become due by Maker to Payee under this Note or the security interest granted herein, shall be and become immediately due and payable.  If, after the date hereof, but prior to Maturity Date, Maker shall have fully repaid any bank loans received for the production of “Blue Seduction,” Maker, or any co-debtor hereunder, covenants with Payee that all available funds received by Maker from any and all sources, shall first be used to immediately pay the outstanding accrued interest and principal balance of this Note.

(b)   Maker shall also immediately pay the outstanding principal balance of this Note, together with accrued but unpaid interest thereon, in the event that Maker sells or agrees to sell all or substantially all of its assets to a party other than Payee, or Maker agrees to enter into any agreement or understanding pursuant to which more than 50% of the outstanding capital stock of Maker is or shall be acquired by a party other than Payee.

(c) Voluntary Prepayment.  Maker may voluntarily prepay this Note either in whole or in part without penalty or premium.

4. Waivers.  Except as provided herein, Maker hereby waives diligence, presentment for payment, demand, protest, notice of non-payment, notice of dishonor, notice of protest, and any and all other notices and demands whatsoever.  Maker shall remain bound under this Note until all principal and interest and any other amounts that are payable hereunder or under the security interest granted in the Collateral have been paid in full, notwithstanding any extensions or renewals granted with respect to this Note or the release of any party liable hereunder or any security for the payment of this Note.  Maker, and any and all endorsers hereof, also waive the right to plead any and all statutes of limitations as a defense to any demand on this Note or any and all obligations or liabilities arising out of or in connection with this Note or the security interest granted in the Collateral hereunder, to the fullest extent permitted by law.

5. Negative Covenants.  So long as any portion of this Note remains unpaid, Maker covenants that:

(a) No dividends, whether in cash or property, shall be paid or declared, nor shall any other distribution be made, on or in respect to any equity securities of Maker, or any co-debtor, nor shall any outstanding equity securities of Maker be purchased, redeemed or otherwise acquired for value by Maker; and

(b) No security interest, lien or other encumbrance shall be granted or permitted to exist on any of the assets of Maker, except in favor of Payee, except for Permitted Encumbrances (which are defined as inchoate statutory liens, mechanic’s liens, tax liens, or notice filings with regard to leases).

6. Events of Default.  Any of the following events shall constitute an event of default by Maker under this Note (an “Event of Default”):

(a) The failure of Maker to pay to Payee, on the Maturity Date, any and all amounts due and owing under this Note which shall continue for ten (10) days after written notice to Maker and its counsel; or

(b) There occurs any breach of the obligations of Maker under the covenants set forth in Section 5 of this Note which shall continue for ten (10) days after written notice to Maker; or

(c) There occurs any other event or circumstance that constitutes an “Event of Default” as defined herein (taking into account any applicable cure periods).

Upon the occurrence of any Event of Default, as defined hereinabove, at Payee’s option, Payee may declare immediately due and payable, and on any such declaration there shall become immediately due and payable, the entire unpaid principal balance of this Note, together with all accrued and unpaid interest under this Note and any other sums owing at the time of such declaration pursuant to this Note, and Payee shall be entitled to exercise all rights and remedies available to Payee under this Note, including the right to execute against any Collateral and under applicable law, all of which rights and remedies shall be cumulative.  Without limiting the generality of the foregoing, upon the occurrence of an Event of Default, the interest rate at which interest shall accrue on the principal sum and any other amounts that are due under this Note shall increase to the maximum interest rate permitted under applicable law (the “Default Rate”), until all such amounts have been paid in full.

7. No Waiver by Payee.  Any delay or omission on the part of Payee to exercise any of Payee’s rights or remedies hereunder, under the security interest granted in the Collateral or under applicable law, including, without limitation, the right to accelerate amounts owing under this Note, shall not be deemed a waiver of that right or remedy or of any other right or remedy of Payee in respect thereof.  The acceptance by Payee of any payment pursuant to the terms of this Note which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the Payee’s rights or remedies under this Note or under applicable law at that time or at any subsequent time or nullify any prior exercise of any such rights or remedies without the express written consent of Payee, except as and to the extent provided to the contrary by applicable law.

8. Governing Law.  This Note shall be governed by and construed according to and enforced under the internal laws of the State of California with respect to contracts wholly performed within the State and without giving effect to its choice of laws.

9. Enforcement of the Note.  Maker and Payee hereby irrevocably agree that the state and federal courts in and for the County of Los Angeles, California shall have exclusive jurisdiction over any disputes, between the Maker and Payee and any action, suit or other proceeding brought by Maker or Payee relating to the interpretation or enforcement of this Note, and each of the parties further agrees as follows:  (i) such party shall accept and not contest the personal or subject matter jurisdiction of such Court; (ii) such party shall accept and not object to or challenge the venue of such Court or assert the doctrine of ‘forum non conveniens’ with respect to such Court; (iii) such party shall accept and not contest the validity or effectiveness of service of process in any such action, suit or other proceeding by registered or certified first class mail sent to Maker, Payee and their respective counsel; and (iv) TO THE MAXIMUM EXTENT PERMITTED BY LAW, SUCH PARTY WAIVES AND SHALL WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT WITH RESPECT TO THIS NOTE OR ITS ENFORCEMENT OR INTERPRETATION.  If an Event of Default occurs under this Note or under the security interest granted herein, then Maker shall pay all costs of enforcement and collection, including, without limitation, reasonable attorneys’ fees and costs incurred by Payee, whether or not enforcement and collection includes the filing of a lawsuit, and whether or not that lawsuit is prosecuted to judgment.  The costs of enforcement and collection shall be added to the principal amount of the Note and shall accrue interest at the Default Rate from the date incurred by Payee to the date paid by Maker.  In the event that Maker prevails with respect to any litigation concerning this Note or the security interest granted herein, Payee shall pay Maker’s related reasonable attorneys fees and costs.

10. Binding Nature.  The provisions of this Note shall be binding upon Maker, and any co-debtor, jointly and severally, and shall inure to the benefit of the Payee.

11. Usury Savings Provisions.  In the event Payee receives any sums under this Note which constitute interest in an amount in excess of that permitted by any applicable law, then, all such sums constituting interest in excess of that permitted to be paid under applicable law shall, at Payee’s option, either be credited to the payment of principal owing hereunder or returned to Maker.  The provisions of this Paragraph control the other provisions of this Note and any other agreement between Maker and Payee.

12. Severability.  If, but only to the extent that, any provision of this Note shall be invalid or unenforceable, then, such offending provision shall be deleted from this Note, but only to the extent necessary to preserve the validity and effectiveness of this Note to the fullest extent permitted by applicable law.

13. Interpretation.  No provision of this Note shall be interpreted for or against Maker or Payee because that person or that person’s legal representative drafted such provision.  Unless otherwise indicated elsewhere in this Note, (a) the term “or” shall not be exclusive, (b) the term “including” shall mean “including, but not limited to,” and (c) the terms “herein,” “hereof,” “hereto,” “hereunder” and other terms similar to such terms shall refer to this Note as a whole and not merely to the specific section, subsection, paragraph or clause where such terms may appear.   The Section and paragraph headings in this Note are included for convenience of reference only and shall be ignored in the construction or interpretation of this Note.

14. Assignment.  This Note shall be non-assignable by either party, except that Payee may assign its rights hereunder in connection with the sale of substantially all of its stock or assets. Notwithstanding the foregoing, in the event that the Maker assigns its Licensing Rights relating to the motion picture “Blue Seduction”, which constitute a portion of the Collateral under this Note, the Maker warrants that it shall cause any assignee of said Licensing Rights to assume the liability created by this Note and become bound hereunder as a co-debtor with Maker, jointly and severally in all respects.

Dated as of October __, 2008.                                                                “MAKER”
Global Universal Pictures, Inc.

By:
       Jacqueline Giroux, President

The undersigned entity has become an assignee or beneficiary of certain Licensing Rights referred to hereinabove and hereby agrees to assume the liability created by this Note, and become legally bound hereunder as a co-debtor with Maker, jointly and severally in all respects. The undersigned signatory warrants that it has been duly authorized to execute this instrument on behalf on the entity stated below.

Dated as of October __, 2008.                                                                “CO-DEBTOR”
B & J Pictures, Inc.
A New Brunswick Corporation
Address:11 Pine Court
Maugerville, New Brunswick
Canada  E3A 8M8
By:
       Jacqueline Giroux, President